UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Set forth below is an update of the description of the class A common stock, par value $.01 per share (“Common Stock”) of Capital Trust, Inc., a Maryland corporation (“Capital Trust”), for purposes of updating Capital Trust’s description of its Common Stock for future incorporation by reference into registration statements filed under the Securities Act of 1933, as amended. The following description of the Capital Stock is only a summary and is qualified in its entirety by reference to (i) the Maryland General Corporation Law, (ii) our charter and bylaws, (iii) a Tax Benefit Preservation Rights Agreement, dated as of March 3, 2011 (the “Rights Agreement”), between Capital Trust and American Stock Transfer & Trust Company, LLC, as Rights Agent, pursuant to which our board of directors (our “Board”) declared a dividend of one Preferred Stock (as defined below) purchase right (a “Right”) for each outstanding share of Common Stock and (iv) the Warrants (as defined below) . Our charter, bylaws, the Rights Agreement and the Warrants are each filed as exhibits to this Form 8-K and are incorporated herein by reference.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our” or “Capital Trust” refer to Capital Trust, Inc., a Maryland corporation

General

Under our charter, we may issue up to 200,000,000 shares of stock comprised of the following:

•	100,000,000 shares of Common Stock; and

•	100,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), including 50,000 shares designated as Series A Junior Participating Preferred Stock.

As of the February 23, 2012, there were 22,211,108 shares of Common Stock issued and outstanding and no shares of Preferred Stock were outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations. The Common Stock is listed on the New York Stock Exchange under the symbol “CT”.

Our charter authorizes our Board, without stockholder approval, to:

•	classify and reclassify any unissued shares of our Common Stock and Preferred Stock into other classes or series of stock, and

•	amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

We believe that the power to issue additional shares of our Common Stock or Preferred Stock, increase the aggregate number of shares of stock of any class or series that we have the authority to issue and to classify or reclassify unissued shares of our Common or Preferred Stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our Board could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of Capital Trust that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

The Board has authorized and Capital Trust has declared a dividend of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on March 14, 2011 (the “Record Date”), entitling the registered holder to purchase from Capital Trust one one-thousandth of one share of Series A Junior Participating Preferred Stock, at a purchase price equal to $6.00 per one one-thousandth of a share, subject to adjustment (the “Exercise Price”). In addition, one Right will be issued with each share of the Common Stock that becomes outstanding after the Record Date, and prior to the earliest of (i) the Distribution Date (as defined below), (ii) the date the Rights are redeemed, (iii) the date the Rights are exchanged, or (iv) the date the Rights otherwise expire (see “Rights—Expiration Date of the Rights” below). The Rights trade automatically with shares of the Common Stock and separate and become exercisable only under the circumstances described below.

Common Stock

Holders of our Common Stock are entitled to receive dividends when authorized by our Board and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of Common Stock have equal dividend and liquidation rights.

Subject to law and our charter restrictions on ownership and transfer of our stock, each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding Common Stock, voting at a stockholders meeting at which a quorum is present, can elect all of the directors nominated for election at the meeting. Holders of our Common Stock generally have no exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Because holders of Common Stock do not have preemptive rights, we may issue additional shares of stock that may reduce each stockholder’s proportionate voting and financial interest in Capital Trust. Rights to receive dividends on our Common Stock may be restricted by the terms of any future classified and issued shares of our Preferred Stock.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all votes entitled to be cast on the matter.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

Real Estate Investment Trust (“REIT”) Qualification Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person may own. No individual may acquire or hold, directly or indirectly, in excess of 9.9% in value or number of our outstanding stock or our outstanding common stock unless they receive an exemption from our Board.

Our Board, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our Board has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. The shares transferred to the trust will generally be selected so as to minimize the aggregate value of shares transferred to the trust. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void.

All certificates representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than such percentage as may from time to time be established by our Board, or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder, of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

Business Combinations

Under Maryland law, certain “business combinations” between a Maryland corporation and an interested stockholder or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An “interested stockholder” is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date interested stockholder status is determined, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our Board approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or any affiliate of an interested stockholder generally must be recommended by our Board of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our Board prior to the time that an interested stockholder becomes an interested stockholder. Our Board has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. Our Board also approved in advance the transaction by which W.R. Berkley Corporation would have otherwise become an interested stockholder. As a result, these persons may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained stockholder approval.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivering an “acquiring person statement” as described in the Maryland General Corporation Law. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting (i) a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family and (ii) W.R. Berkley Corporation or any of its controlled affiliates from this statute.

Maryland Unsolicited Takeovers Act

The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; and

•	require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Additionally, the board may provide that:

•	the number of directors may be fixed only by a vote of the board;

•

each vacancy on the board, including a vacancy resulting from the removal of a director by the stockholders, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

•	any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and have a class of securities registered under the Exchange Act and therefore our Board could elect to provide for any of the foregoing provisions. As of the date hereof, our Board has not made any such election.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board; or

•

by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board of directors at a special meeting may only be made:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board; or

•

provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

Rights

Purpose of the Rights Agreement

Our Board adopted the Rights Agreement to protect Capital Trust’s ability to carry forward its net operating losses and certain other tax attributes (collectively, the “Tax Benefits”).

Capital Trust has experienced and may continue to experience substantial net operating losses for federal and state income tax purposes. In general, Capital Trust may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

These Tax Benefits can be valuable to Capital Trust. However, if Capital Trust experiences an “ownership change”, as defined for purposes of Section 382 (“Section 382”) of the Internal Revenue Code, and the Treasury Regulations promulgated thereunder, its ability to use the Tax Benefits could be substantially limited and delayed, which would significantly impair the value of the Tax Benefits.

Generally, Capital Trust will experience an “ownership change” if the percentage of the shares of the Common Stock owned by one or more “five-percent shareholders” increases by more than fifty percentage points over the lowest percentage of shares of the Common Stock owned by such stockholder at any time during the prior three-year period or, if sooner, since our last “ownership change.” Therefore, the Rights Agreement has a 4.9% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.9% or more of the outstanding Common Stock without the prior approval of our Board.

Rights Are Not Exercisable Until the Distribution Date

Until the Distribution Date (as defined below), the Rights will be attached to all certificates representing shares of the Common Stock then outstanding, and no separate Rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become separately tradable and exercisable only upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (collectively, an “Acquiring Person”) has acquired beneficial ownership of 4.9% or more of the outstanding Common Stock or (ii) ten business days (or such later day as the Board may determine) following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (such earlier date being referred to as the “Distribution Date”). The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the Tax Benefits.

Rights Holders Have No Rights as Stockholder Until Right Is Exercised

Until a Right is exercised, the holder of such Right will have no rights as a stockholder of Capital Trust (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Grandfathered Persons

The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted (each, a “Grandfathered Person”) shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement unless such Grandfathered Person increases its beneficial ownership by more than one-quarter of one percentage point over such Grandfathered Person’s lowest percentage of ownership of the Common Stock after the adoption of the Rights Agreement, subject to specified exceptions.

Detachment and Transfer of Rights

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for the Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

“Flip-in” Rights

At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Exercise Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, Common Stock (or, in certain circumstances, cash or other of our securities) having a market value equal to two times the Exercise Price of the Right. For example, assuming a $3.00 market price for the Common Stock and the current Exercise Price of a $6.00, after the Distribution Date each Right would entitle its holder to purchase four shares of the Common Stock with a market value of $12.00 for an aggregate purchase price of $6.00, or $1.50 per share. All Rights beneficially owned by any Acquiring Person would be null and void.

“Flip-over” Rights

In the event any person or group becomes an Acquiring Person and Capital Trust merges into or engages in certain other business combinations with an Acquiring Person, or 50% or more of Capital Trust’s consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Exercise Price, common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the Exercise Price of the Right.

Exchange of Rights

At any time after a person becomes an Acquiring Person, in lieu of allowing the “flip-in” to occur, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of the Common Stock, (or, under certain circumstances, cash, property or other securities of Capital Trust, including fractions of a share of preferred stock) per Right. Notwithstanding the foregoing, the Board may not conduct such an exchange at any time any person (other than Capital Trust or certain entities affiliated with Capital Trust) together with such person’s affiliates or associates becomes the beneficial owner of 50% or more of the Common Stock.

Redemption of Rights

At any time prior to a Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Expiration Date of the Rights

The Rights will expire at 5:00 P.M. (New York City time) on the earliest of:

•	March 14, 2014, the three-year anniversary of the Record Date;

•	the time at which the Rights are redeemed or exchanged under the Rights Agreement;

•	the repeal of Section 382 or any successor statute, if the Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits;

•	the beginning of a taxable year with respect to which the Board determines that no Tax Benefits may be carried forward; or

•	such time when the Board determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to Capital Trust.

Amendment of Rights

The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights, except that after a person or group becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than void Rights of an Acquiring Person). After the period for redemption of the Rights has expired, the Board may not amend the Rights Agreement to extend the period for redemption of the Rights.

Terms of the Preferred Stock

In connection with the Rights Agreement, the Board designated 50,000 shares of the Preferred Stock, as set forth in the Articles Supplementary for Series A Junior Participating Preferred Stock (the “Articles Supplementary”) filed with the State Department of Assessments and Taxation of Maryland on March 3, 2011.

The foregoing description of the Rights and the Rights Agreement is qualified in its entirety by reference to the Rights Agreement and the Articles Supplementary, which are filed as Exhibits 4.1 and 3.1c, respectively, to this Form 8-K and in incorporated herein by reference.

Warrants

Pursuant to the terms of our debt restructuring on March 16, 2009, we issued to JPMorgan Chase Funding, Inc., Morgan Stanley Asset Funding, Inc. and Citigroup Financial Products, Inc. warrants to purchase 3,479,691 shares of our class A common stock at an exercise price of $1.79 per share, the closing bid price on the New York Stock Exchange on March 13, 2009 (the “Warrants”). The Warrants will become exercisable on March 16, 2012 and expire on March 16, 2019, and may be exercised through a cashless exercise.

The foregoing description of the Warrants is qualified in its entirety by reference to the Warrants, which are filed as Exhibits 10.73, 10.74 and 10.75 to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

The Exhibit Index appearing immediately after the signature page to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Trust, Inc.

Date: February 24, 2012	By:	/s/ Geoffrey G. Jervis
Geoffrey G. Jervis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1a	Charter of the Capital Trust, Inc. (filed as Exhibit 3.1.a to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference).

3.1b	Certificate of Notice (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).

3.1c	Articles Supplementary for Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference).

3.2	Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.2 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-4788) filed on February 27, 2007 and incorporated herein by reference).

3.2b	First Amendment to the Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on July 26, 2011 and incorporated herein by reference).

4.1	Rights Agreement, dated March 3, 2011, between the Capital Trust, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.1 to Capital Trust, Inc.’s Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference).

10.73	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to JPMorgan Chase Funding, Inc., dated March 16, 2009 (filed as Exhibit 10.73 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 31, 2011 and incorporated herein by reference).

10.74	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to Morgan Stanley Asset Funding, Inc., dated March 16, 2009 (filed as Exhibit 10.74 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 31, 2011 and incorporated herein by reference).

10.75	Warrant to Purchase Shares of Class A Common Stock of Capital Trust, Inc. issued by Capital Trust, Inc. to Citigroup Financial Products, Inc., dated March 16, 2009 (filed as Exhibit 10.75 to Capital Trust, Inc.’s Annual Report on Form 10-K (File No. 1-14788) filed on March 31, 2011 and incorporated herein by reference).